UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2022

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
                                Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

Credit Facility

On September 21, 2022, Big Lots, Inc. (“BLI”) and its direct and indirect wholly-owned subsidiaries (together with BLI, “we,” “us” or “our”) entered into a five-year asset-based revolving credit facility (the “2022 Credit Agreement”) in an aggregate committed amount of $900 million (the “Commitments”). The 2022 Credit Agreement was entered into by and among BLI and Big Lots Stores, LLC, as Borrowers; the direct and indirect wholly-owned subsidiaries of BLI that are not Borrowers, as Guarantors; the Lenders named therein; PNC Bank, National Association, as Administrative Agent; PNC Capital Markets, LLC, Huntington National Bank, Truist Securities, Inc., U.S. Bank National Association and Wells Fargo Bank, National Association, as Joint Bookrunners and Joint Lead Arrangers; and PNC Bank, National Association, Huntington National Bank, Truist Bank, U.S. Bank National Association and Wells Fargo Bank, National Association as Joint Syndication Agents and Co-Documentation Agents. The 2022 Credit Agreement matures on September 21, 2027.

The 2022 Credit Agreement replaces the $600 million five-year unsecured credit facility we entered into on September 22, 2021 (“2021 Credit Agreement”). The 2021 Credit Agreement was scheduled to expire on September 22, 2026, but was terminated concurrent with our entry into the 2022 Credit Agreement. We did not incur any material early termination penalties in connection with the termination of the 2021 Credit Agreement.

Revolving loans under the 2022 Credit Agreement are available in an aggregate amount equal to the lesser of (1) the aggregate Commitments and (2) a borrowing base consisting of eligible credit card receivables and eligible inventory (including in-transit inventory), subject to customary exceptions and reserves and a reserve for the then outstanding balance owing under the Synthetic Lease (as defined below). BLI may obtain additional Commitments on no more than five occasions in an aggregate amount of up to $300 million, subject to agreement by the Lenders to increase their respective Commitments and certain other conditions. The 2022 Credit Agreement includes a swing loan sublimit of 10% of the then applicable aggregate Commitments and a $90 million letter of credit sublimit. Loans made under the 2022 Credit Agreement may be prepaid without penalty. The proceeds under the 2022 Credit Agreement are available for general corporate purposes, working capital and to repay certain of our indebtedness, including amounts due under the 2021 Credit Agreement. Our obligations under the 2022 Credit Agreement are secured by our working capital assets (including inventory, credit card receivables and other accounts receivable, deposit accounts, and cash), subject to customary exceptions.

The interest rates, pricing and certain fees under the 2022 Credit Agreement fluctuate based on our availability under the 2022 Credit Agreement. The 2022 Credit Agreement allows us to select our interest rate for each borrowing from multiple interest rate options. The interest rate options are generally derived from the prime rate or one, three or six month adjusted Term SOFR. We will also pay an unused commitment fee of 0.20% per annum on the unused Commitments. The 2022 Credit Agreement contains an environmental, social and governance (“ESG”) provision, which may provide favorable pricing and fee adjustments if we meet ESG performance criteria to be established by a future amendment to the 2022 Credit Agreement.

The 2022 Credit Agreement contains customary affirmative and negative covenants (including, where applicable, restrictions on the ability of the Borrowers and Guarantors to, among other things, incur additional indebtedness, pay dividends, redeem or repurchase stock, prepay certain indebtedness, make certain loans and investments, dispose of assets, enter into restrictive agreements, engage in transactions with affiliates, modify their organizational documents, incur liens and consummate mergers and other fundamental changes) and events of default. In addition, the 2022 Credit Agreement requires us to maintain a fixed charge coverage ratio of not less than 1.0 to 1.0 if (1) certain events of default occur and continue or (2) borrowing availability under the 2022 Credit Agreement is less than the greater of (a) 10% of the Maximum Credit Amount (as defined in the 2022 Credit Agreement) or (b) $67.5 million. A violation of these covenants could result in a default under the 2022 Credit Agreement which would permit the Lenders to restrict our ability to further access the 2022 Credit Agreement for loans and letters of credit and require the immediate repayment of any outstanding loans under the 2022 Credit Agreement. As of September 21, 2022, the Company had $5.0 million in letters of credit and $375.0 million in borrowings outstanding under the 2022 Credit Agreement. Certain of the Lenders who are a party to the 2022 Credit Agreement provide us with commercial banking, trustee and custodial services.

Synthetic Lease

Simultaneous with our entry into the 2022 Credit Agreement, AVDC, LLC (“AVDC”), a wholly-owned indirect subsidiary of BLI, BLI and certain subsidiaries of BLI, entered into the Fourth Amendment to Certain Operative Agreements (the “2022 Operative Agreements Amendment”). The 2022 Operative Agreements Amendment was entered into by and among AVDC, as construction agent and lessee; BLI and certain other subsidiaries of BLI named therein, as Operating Agreement Guarantors; Wachovia Service Corporation, as Lessor; the banks and other lending institutions named therein, as Lease Participants; and

Wells Fargo Bank National Association, as Administrative Agent for the lessor and the lease participants. The 2022 Operative Agreements Amendment makes changes to the Participation Agreement, dated November 30, 2017, among AVDC, BLI, the other Operative Agreement Guarantors, the Lessor, the Administrative Agent and the Lease Participants, as previously amended, to among other things, (1) amend the Lessor Yield (as defined therein) payable thereunder from a LIBOR-based rate to a SOFR-based rate, and to fix the SOFR margin paid on the Lessor Yield at 2.60%, (2) remove the financial covenants from the Participation Agreement, (3) change the maturity date of the Participation Agreement from May 30, 2024 to June 1, 2023, (4) permit the liens and indebtedness under the 2022 Credit Agreement, and (5) restrict our ability to amend the 2022 Credit Agreement, without the consent of all of the Lease Participants, to (a) increase the Commitments thereunder to an amount in excess of $900 million, (b) remove or reduce the reserve for the then outstanding balance under the Synthetic Lease from the borrowing base under the 2022 Credit Agreement and (c) revise the maturity date under the 2022 Credit Agreement to an earlier date.

Copies of the 2022 Credit Agreement and the 2022 Operative Agreements Amendment are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively. The foregoing descriptions of the 2022 Credit Agreement and the 2022 Operative Agreements Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the 2022 Credit Agreement and the 2022 Operative Agreements Amendment, as applicable, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Credit Agreement, dated September 21, 2022, by and among Big Lots, Inc. and the other Borrowers named therein, the Guarantors named therein, and the Banks named therein.

10.2
Fourth Amendment to Operative Documents, dated September 21, 2022, by and among AVDC, Inc., as lessee, the guarantors thereto, Wachovia Service Corporation, as lessor, Wells Fargo Bank, N.A., as agent, and the lease participants named therein.

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: September 22, 2022	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, Chief Legal and Governance Officer, General Counsel and Corporate Secretary